Exhibit 10.23.12

AMENDMENT TO
MACY’S, INC. 401(k) RETIREMENT INVESTMENT PLAN
The Macy’s, Inc. 401(k) Retirement Investment Plan (the “Plan”) is hereby amended, effective as of January 1, 2012 and in order to permit the Plan employer the discretion to make qualified nonelective contributions to the Plan if needed for the Plan to satisfy the Plan’s average actual deferral percentage restrictions or the Plan’s average actual contribution percentage restrictions that are set forth in the Plan, by adding a new Section 5.8 reading as follows to the end of Article 5 of the Plan.
5.8    Qualified Nonelective Contributions. For any Plan Year beginning on or after January 1, 2012 and with respect to each Participant who (i) is on the last day of such Plan Year both a Participant and a Covered Employee, (ii) is also a Non-Highly Compensated Employee for such Plan Year, and (iii) is also part of a group of Participants (meeting the conditions set forth in clauses (i) and (ii) above) that is chosen by the Employer as eligible to receive contributions for such Plan Year under the provisions of this Section 5.8 (each such Participant who meets all of the foregoing three conditions for such Plan Year being referred to herein as an “eligible Participant”), the Employer may in its discretion decide to make and so make contributions that are described in the following subsections of this Section 5.8, which contributions shall be referred to in this Section 5.8 as “Qualified Nonelective Contributions.”
5.8.1    If the Employer decides to make any Qualified Nonelective Contributions with respect to any Plan Year beginning on or after January 1, 2012, the amount of such contributions that are made on behalf of each eligible Participant shall be equal to a percent (that is set by the Employer, that applies uniformly to each eligible Participant, and that is not in any event in excess of 5%) of the eligible Participant’s Covered Compensation for such Plan Year.
5.8.2    Qualified Nonelective Contributions made for a Participant with respect to any Plan Year beginning on or after January 1, 2012 shall be calculated on the basis of such entire Plan Year, and any Qualified Nonelective Contributions for any such Plan Year shall actually be made to the Plan on such date or dates that are chosen by the Employer in its discretion and that are no later than the earlier of the last date permitted by applicable law for deduction of such contributions for the tax year of the Employer in which such Plan Year ends or the last day of the first Plan Year that begins after the Plan Year for which such contributions are made.
5.8.3    Any Qualified Nonelective Contributions made for an eligible Participant with respect to any Plan Year shall, except as is otherwise provided in this Section 5.8 but notwithstanding any other provision of the Plan, be treated for all other purposes of the Plan (including for purposes of the Plan’s vesting, investment, loan, withdrawal, and distribution provisions and for purposes of applying the Plan’s average actual deferral percentage restrictions and average actual contribution percentage restrictions set forth in Articles 5A and 6A below) as if such contributions had been Pre-Tax Elective Savings Contributions of the Participant for such Plan Year and shall be allocated to the Participant’s Account that reflects the Participant’s Pre-Tax Elective Savings Contributions as of the last day of such Plan Year.
5.8.4    Notwithstanding any other provision of the Plan which might be read to the contrary and regardless of the fact the the qualified Nonelective Contributions made for a Participant are generally treated under the Plan as if they were the Participant’s Pre-Tax Elective Savings Contributions, in no event shall any portion of the Participant’s Accounts ever be distributed on account of hardship under the provisions of Sections 8.2 and 8.3 below.
IN ORDER TO EFFECT THE FOREGOING PLAN REVISION, the sponsor of the Plan hereby signs this Plan amendment.
MACY’S, INC.
By: /s/ David W. Clark
Title: EVP, Human Resources
Date: December 2, 2011